UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
On September 23, 2021, Macquarie Infrastructure Holdings, LLC (the “Company”) completed the previously announced sale (the “AA Transaction”) of all outstanding shares of common stock of its wholly owned subsidiary, Macquarie Infrastructure Corporation (“MIC Corp”) which, following the reorganization completed on September 22, 2021, holds the Company’s Atlantic Aviation business (the “AA Business”), to KKR Apple Bidco, LLC (“Purchaser”), a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. for $4.475 billion, including cash and the assumption of debt and other transaction and reorganization related obligations. The Company received $3.525 billion at the closing of the AA Transaction. The AA Transaction was consummated pursuant to a Stock Purchase Agreement dated June 7, 2021 among Purchaser, the Company, MIC Corp, and, solely for specified provisions, MIC Hawaii Holdings, LLC, which holds the Company’s MIC Hawaii business.
The following unaudited pro forma consolidated condensed balance sheet assumes the reorganization and the AA Transaction, including the use of proceeds from the AA Transaction, were consummated on June 30, 2021 and the unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 2021 and the fiscal years ended December 31, 2020, 2019, and 2018, respectively, assumes the reorganization and the AA Transaction were consummated at the beginning of the earliest period presented, and in each case assumes that the MH Merger (as defined below) was not consummated. On June 14, 2021, the Company and MIC Corp entered into an Agreement and Plan of Merger (the “MH Merger Agreement”) with AMF Hawaii Holdings, LLC, a Delaware limited liability company (“Parent”) affiliated with Argo Infrastructure Partners, LP (“Argo”) and AMF Hawaii Merger Sub, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Parent (“Merger Sub”). The MH Merger Agreement provides that Merger Sub will be merged with and into MIH (the “MH Merger”), with MIH surviving the MH Merger as a wholly-owned subsidiary of Parent. Each issued and outstanding common unit of the Company will be converted into the right to receive $3.83 in cash, without interest; however, if the MH Merger is consummated after July 1, 2022, then each such Common Unit will be converted into the right to receive $4.11 in cash, without interest. The unaudited pro forma financial information of the Company, prepared in accordance with Article 11 of Regulation S-X, was derived from, and should be read in conjunction with, the Company’s unaudited consolidated financial statements for the six months ended June 30, 2021 included in its Quarterly Report on Form 10-Q filed on August 3, 2021 and audited consolidated financial statements for the three years ended December 31, 2020, 2019, and 2018, respectively, included in the Company’s Annual Report on Form 10-K filed on February 17, 2021 and are being presented to give effect to the reorganization and the AA Transaction, including the use of proceeds from the AA Transaction, described above. The pro forma adjustments described in the accompanying notes are based upon information available at the time of preparation and reflect certain assumptions that the Company believes are reasonable under the circumstances. Actual amounts ultimately reported could differ from these estimates. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the AA Transaction been consummated on the dates indicated and should not be construed as representative of the Company’s future results of operations or financial position. References to the “Company” herein include, as appropriate, references to the Company’s predecessor, MIC Corp, for periods prior to the consummation of the reorganization.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
($ in Thousands, Except Unit Data)

	As of June 30, 2021
	As Reported	AA Transaction	(a)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$319,690	$(244,689)		$—	(c)	$75,001
Restricted cash	11,790	(10,809)		—		981
Accounts receivable, net of allowance for doubtful accounts	55,057	(29,499)		—		25,558
Inventories	19,663	(8,602)		—		11,061
Prepaid expenses	13,385	(7,158)		—		6,227
Other current assets	12,101	(7,140)		—		4,961
Total current assets	431,686	(307,897)		—		123,789
Property, equipment, land and leasehold improvements, net	849,530	(553,485)		—		296,045
Operating lease assets, net	321,941	(310,873)		—		11,068
Goodwill	617,072	(496,879)		—		120,193
Intangible assets, net	441,012	(436,301)		—		4,711
Other noncurrent assets	8,863	(1,145)		—		7,718
Total assets	$2,670,104	$(2,106,580)		$—		$563,524
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$2,755	$—		$—		$2,755
Accounts payable	31,406	(26,796)		—		4,610
Accrued expenses	50,177	(32,501)		—		17,676
Current portion of long-term debt	11,333	(10,250)		—		1,083
Operating lease liabilities - current	17,069	(15,237)		—		1,832
Income taxes payable	3,200	—		—		3,200
Other current liabilities	24,121	(22,334)		—		1,787
Total current liabilities	140,061	(107,118)		—		32,943
Long-term debt, net of current portion	1,097,923	(972,944)		—		124,979
Deferred income taxes	132,738	(105,494)		—		27,244
Operating lease liabilities - noncurrent	311,122	(301,885)		—		9,237
Other noncurrent liabilities	64,893	(11,660)		—		53,233
Total liabilities	1,746,737	(1,499,101)		—		247,636
Commitments and contingencies	—	—		—		—
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET - (continued)
($ in Thousands, Except Unit Data)

	As of June 30, 2021
	As Reported	AA Transaction	(a)	Pro Forma Adjustments	Pro Forma
Unitholders’ equity:
Common units(1)	$88	$—		$—	$88
Additional paid in capital	180,346	—		—	180,346
Accumulated other comprehensive loss	(6,175)	—		—	(6,175)
Retained earnings	740,640	(607,479)	(b)	—	133,161
Total unitholders’ equity	914,899	(607,479)		—	307,420
Noncontrolling interests	8,468	—		—	8,468
Total equity	923,367	(607,479)		—	315,888
Total liabilities and equity	$2,670,104	$(2,106,580)		$—	$563,524
__________
(1)On June 30, 2021, MIH would have had 87,780,539 common units issued and outstanding.
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Thousands, Except Unit and Per Unit Data)

	Six Months Ended June 30, 2021
	As Reported	AA Transaction	(d)	Pro Forma Adjustments		Pro Forma
Revenue
Service revenue	$439,641	$(439,641)		$—		$—
Product revenue	113,327	—		—		113,327
Total revenue	552,968	(439,641)		—		113,327
Costs and expenses
Cost of services	181,767	(181,767)		—		—
Cost of product sales	72,590	—		—		72,590
Selling, general and administrative	157,834	(131,090)		(7,841)	(e)	18,903
Fees to Manager-related party	13,103	—		—		13,103	(h)
Depreciation	38,860	(31,484)		—		7,376
Amortization of intangibles	16,575	(16,363)		—		212
Total operating expenses	480,729	(360,704)		(7,841)		112,184
Operating income	72,239	(78,937)		7,841		1,143
Other income (expense)
Interest income	202	(186)		—		16
Interest expense	(35,392)	22,349		6,159	(f)	(6,884)
Other income (expense), net	1,295	(1,713)		—		(418)
Net income (loss) from continuing operations before income taxes	38,344	(58,487)		14,000		(6,143)
(Provision) benefit for income taxes	(17,614)	22,950		(3,710)	(g)	1,626
Net income (loss) from continuing operations	20,730	(35,537)		10,290		(4,517)
Less: net income attributable to noncontrolling interests	181	—		—		181
Net income (loss) from continuing operations attributable to MIH	$20,549	$(35,537)		$10,290		$(4,698)
Basic income (loss) per unit from continuing operations attributable to MIH	$0.23					$(0.05)
Weighted average number of units outstanding: basic	87,520,541					87,520,541
Diluted income (loss) per unit from continuing operations attributable to MIH	$0.23					$(0.05)
Weighted average number of units outstanding: diluted	87,612,379					87,520,541

See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Thousands, Except Unit and Per Unit Data)

	Year Ended December 31, 2020
	As Reported	AA Transaction	(d)	Pro Forma Adjustments		Pro Forma
Revenue
Service revenue	$667,070	$(667,070)		$—		$—
Product revenue	180,411	—		—		180,411
Total revenue	847,481	(667,070)		—		180,411
Costs and expenses
Cost of services	238,599	(238,599)		—		—
Cost of product sales	112,283	—		—		112,283
Selling, general and administrative	350,757	(249,879)		(63,608)	(e)	37,270
Fees to Manager-related party	21,063	—		—		21,063	(h)
Depreciation	79,167	(63,704)		—		15,463
Amortization of intangibles	36,833	(36,408)		—		425
Total operating expenses	838,702	(588,590)		(63,608)		186,504
Operating income (loss)	8,779	(78,480)		63,608		(6,093)
Other income (expense)
Interest income	992	(966)		—		26
Interest expense	(87,056)	65,953		4,334	(f)	(16,769)
Other expense, net	(1,367)	(323)		—		(1,690)
Net loss from continuing operations before income taxes	(78,652)	(13,816)		67,942		(24,526)
(Provision) benefit for income taxes	(126,819)	147,042		(18,005)	(g)	2,218
Net loss from continuing operations	(205,471)	133,226		49,937		(22,308)
Less: net income attributable to noncontrolling interests	137	—		—		137
Net loss from continuing operations attributable to MIH	$(205,608)	$133,226		$49,937		$(22,445)
Basic loss per unit from continuing operations attributable to MIH	$(2.36)					$(0.26)
Weighted average number of units outstanding: basic	86,951,642					86,951,642
Diluted loss per unit from continuing operations attributable to MIH	$(2.36)					$(0.26)
Weighted average number of units outstanding: diluted	86,951,642					86,951,642

See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Thousands, Except Unit and Per Unit Data)

	Year Ended December 31, 2019
	As Reported	AA Transaction	(d)	Pro Forma Adjustments		Pro Forma
Revenue
Service revenue	$969,198	$(969,198)		$—		$—
Product revenue	242,637	—		—		242,637
Total revenue	1,211,835	(969,198)		—		242,637
Costs and expenses
Cost of services	448,136	(448,136)		—		—
Cost of product sales	165,504	—		—		165,504
Selling, general and administrative	301,851	(263,255)		(3,002)	(e)	35,594
Fees to Manager-related party	32,103	—		—		32,103	(h)
Depreciation	77,447	(62,462)		—		14,985
Amortization of intangibles	44,218	(43,793)		—		425
Total operating expenses	1,069,259	(817,646)		(3,002)		248,611
Operating income (loss)	142,576	(151,552)		3,002		(5,974)
Other income (expense)
Interest income	7,274	(7,256)		—		18
Interest expense	(106,722)	84,113		4,334	(f)	(18,275)
Other expense, net	(2,319)	(3,006)		—		(5,325)
Net income (loss) from continuing operations before income taxes	40,809	(77,701)		7,336		(29,556)
(Provision) benefit for income taxes	(14,737)	24,390		(1,945)	(g)	7,708
Net income (loss) from continuing operations	26,072	(53,311)		5,391		(21,848)
Less: net loss attributable to noncontrolling interests	(246)	—		—		(246)
Net income (loss) from continuing operations attributable to MIH	$26,318	$(53,311)		$5,391		$(21,602)
Basic income (loss) per unit from continuing operations attributable to MIH	$0.31					$(0.25)
Weighted average number of units outstanding: basic	86,178,212					86,178,212
Diluted income (loss) per unit from continuing operations attributable to MIH	$0.31					$(0.25)
Weighted average number of units outstanding: diluted	86,204,301					86,178,212

See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Thousands, Except Unit and Per Unit Data)

	Year Ended December 31, 2018
	As Reported	AA Transaction	(d)	Pro Forma Adjustments		Pro Forma
Revenue
Service revenue	$1,004,366	$(958,109)		$—		$46,257
Product revenue	246,384	(852)		—		245,532
Total revenue	1,250,750	(958,961)		—		291,789
Costs and expenses
Cost of services	511,116	(466,948)		—		44,168
Cost of product sales	178,822	(260)		—		178,562
Selling, general and administrative	295,755	(255,623)		—		40,132
Fees to Manager-related party	44,866	—		—		44,866	(h)
Goodwill impairment	3,215	—		—		3,215
Depreciation	77,763	(60,727)		—		17,036
Amortization of intangibles	52,808	(46,136)		—		6,672
Total operating expenses	1,164,345	(829,694)		—		334,651
Operating income (loss)	86,405	(129,267)		—		(42,862)
Other income (expense)
Interest income	781	(778)		—		3
Interest expense	(67,117)	45,950		4,334	(f)	(16,833)
Other expense, net	(7,159)	(17,580)		—		(24,739)
Net income (loss) from continuing operations before income taxes	12,910	(101,675)		4,334		(84,431)
(Provision) benefit for income taxes	(14,208)	39,193		(1,149)	(g)	23,836
Net loss from continuing operations	(1,298)	(62,482)		3,185		(60,595)
Less: net loss attributable to noncontrolling interests	(3,452)	250		—		(3,202)
Net income (loss) from continuing operations attributable to MIH	$2,154	$(62,732)		$3,185		$(57,393)
Basic income (loss) per unit from continuing operations attributable to MIH	$0.02					$(0.67)
Weighted average number of units outstanding: basic	85,233,989					85,233,989
Diluted income (loss) per unit from continuing operations attributable to MIH	$0.02					$(0.67)
Weighted average number of units outstanding: diluted	85,249,865					85,233,989

See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements
1. Basis of Presentation
The unaudited pro forma consolidated condensed financial information presented here is based on the historical consolidated financial statements of the Company. The unaudited pro forma consolidated condensed balance sheet assumes the Company’s reorganization completed on September 22, 2021 and the AA Transaction, including the use of proceeds from the AA Transaction, was consummated on June 30, 2021 and the unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020, 2019, and 2018, respectively, assumes the reorganization and the AA Transaction were consummated at the beginning of the earliest period presented, and in each case assumes that the MH Merger was not consummated.
2. Unaudited Pro Forma Consolidated Condensed Balance Sheet Information
The following adjustments to the consolidated condensed balance sheet on June 30, 2021 reflect the reorganization and the AA Transaction, including the use of proceeds from the AA Transaction, as though the AA Transaction was consummated on June 30, 2021, and assumes that the MH Merger was not consummated.
(a)To eliminate the assets and liabilities of the AA Transaction on June 30, 2021.
(b)Net adjustments to retained earnings of $607.5 million primarily reflects the preliminary book gain of approximately $2.7 billion, net of the disposition payment of $228.6 million to Macquarie Infrastructure Management (USA) Inc. (the Manager), partially offset by the special dividend of $3,296.4 million (see “(c)” below).
(c)Sources and uses of cash primarily reflects:
•Cash proceeds from the AA Transaction of $3,525.0 million; partially offset by
•the payment of a special distribution of $3,296.4 million in the aggregate amount on the units of the Company at approximately $37.386817 per unit; and
•a disposition payment of $228.6 million to the Manager pursuant to the Disposition Agreement.
3. Unaudited Pro Forma Consolidated Condensed Statements of Operations
The unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 2021 and for the years ended December 31, 2020, 2019, and 2018, respectively, include adjustments made to the historical financial information of the Company assuming the reorganization and the AA Transaction were consummated at the beginning of the respective periods, and in each case assumes the MH Merger was not consummated.
(d)To eliminate the revenue and expenses related to the entities included in the AA Transaction. For the year ended December 31, 2020, the provision for income taxes includes capital gains taxes associated with the sale of IMTT.
(e)Represents the elimination of transaction costs related to the AA Transaction, IMTT sale, the tender offer related to the 2.00% Convertible Notes completed in March 2021, and reorganization costs. For the year ended December 31, 2020, transaction costs include $56.7 million related to the IMTT sale.
(f)Represents the elimination of interest expense related to the MIC Hawaii $100.0 million senior secured notes, which was fully repaid on April 19, 2021, and a $4.7 million ‘make-whole’ payment.
(g)Tax impact on pro forma adjustments using an effective tax rate of 26.5%.
(h)The management fees disclosed in Fees to Manager - related party post transaction will be based on the market capitalization of the Company. Using the expected merger consideration of $3.83 per unit from the MH Merger as the basis for determining the market capitalization of the Company for the relevant periods, and assuming that the corporate cash and cash equivalent balance reflects the outstanding debt balance of $34.0 million of 2.00% Convertible Notes, the pro forma management fee would be approximately $1.5 million for the six months ended June 30, 2021 and approximately $3.0 million for each of the years ended December 31, 2020, 2019, and 2018.